                                                               Exhibit 2.1


                             AGREEMENT AND PLAN OF MERGER

                                          OF

                         CATAPULT COMMUNICATIONS CORPORATION,
                               A CALIFORNIA CORPORATION

                                    WITH AND INTO

                         CATAPULT COMMUNICATIONS CORPORATION,
                                 A NEVADA CORPORATION


     THIS AGREEMENT AND PLAN OF MERGER dated as of June 10, 1998 (the "Agreement") is between Catapult Communications Corporation, a Nevada corporation having its principal place of business at 160 South Whisman Road, Mountain View, California 94041 ("Catapult Nevada"), and Catapult
Communications Corporation, a California corporation having its principal place of business at 160 South Whisman Road, Mountain View, California 94041 ("Catapult California"). Catapult Nevada and Catapult California are sometimes referred to herein as the "Constituent Corporations."

                                      RECITALS

     A. Catapult Nevada is a corporation duly organized and existing under the laws of the State of Nevada and has an authorized capital of 30,000,000 shares, $0.001 par value, 25,000,000 of which are designated "Common Stock," and 5,000,000 of which are designated "Preferred Stock." As of June 10, 1998, 100 shares of Common Stock were issued and outstanding, all of which are held by Catapult California, and no shares of Preferred stock were issued and outstanding.

     B. Catapult California is a corporation duly organized and existing under the laws of the State of California and has an authorized capital of 10,000,000 shares, all of which are designated "Common Stock."

     C. The Board of Directors of Catapult California has determined that, for the purpose of effecting the reincorporation of Catapult California into the State of Nevada, it is advisable and in the best interests of Catapult California and its shareholders that Catapult California merge with and into Catapult Nevada upon the terms and conditions herein provided.

     D. The respective Boards of Directors of Catapult Nevada and Catapult California have approved this Agreement and have directed that this Agreement be submitted to a vote of their respective shareholders and executed by the undersigned officers.

     NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, Catapult Nevada and Catapult California hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

                                          I.

                                       MERGER

     A. MERGER. In accordance with the provisions of this Agreement, the Nevada General Corporation Law and the California General Corporation Law, Catapult California shall be merged with and into Catapult Nevada (the "Merger"), the separate existence of Catapult California shall cease and Catapult Nevada shall be, and is herein sometimes referred to as, the "Surviving Corporation," and the name of the Surviving Corporation shall be Catapult Communications Corporation, and the surviving corporation shall be a Nevada corporation under the Nevada General Corporation Law.

     B. FILING AND EFFECTIVENESS. The Merger shall become effective when the following actions shall have been completed:

          1. This Agreement and the Merger shall have been adopted and approved by the shareholders of each Constituent Corporation in accordance with the requirements of the Nevada General Corporation Law and the California General Corporation Law;

          2. All of the conditions precedent to the consummation of the Merger specified in this Agreement shall have been satisfied or duly waived by the party entitled to satisfaction thereof; and

          3. Executed Articles of Merger meeting the requirements of the Nevada General Corporation Law shall have been filed with the Secretary of State of the State of Nevada.

     The date and time when the Merger shall become effective, as aforesaid, is herein called the "Effective Date of the Merger."

     C. EFFECT OF THE MERGER. Upon the Effective Date of the Merger, the separate existence of Catapult California shall cease and Catapult Nevada, as the Surviving Corporation, (i) shall continue to possess all of its assets, rights, powers and property as constituted immediately prior to the Effective Date of the Merger, (ii) shall be subject to all actions previously taken by its and Catapult California's Boards of Directors, (iii) shall succeed, without other transfer, to all of the assets, rights, powers and property of Catapult California in the manner as more fully set forth in Section 92A.250 of the Nevada General Corporation Law, (iv) shall continue to be subject to all of its debts, liabilities and obligations as constituted immediately prior to the Effective Date of the Merger, and (v) shall succeed, without other transfer, to all of the debts, liabilities and obligations of Catapult California in the same manner as if Catapult Nevada had itself incurred them, all as more fully provided under the applicable provisions of the Nevada General Corporation Law and the California General Corporation Law.

                                       II.

                    CHARTER DOCUMENTS, DIRECTORS AND OFFICERS

     A. ARTICLES OF INCORPORATION. The articles of incorporation of Catapult Nevada as in effect immediately prior to the Effective Date of the Merger shall be amended to increase the authorized capital to 45,000,000 shares, $0.001 par value, and to increase the number of shares authorized which are designated as "Common Stock," to 40,000,000. The number of shares authorized which are designated "Preferred Stock" shall remain at 5,000,000. In all other respects, the articles of incorporation of Catapult Nevada shall continue in full force and effect as the articles of incorporation of the Surviving Corporation.

     B. BYLAWS. The bylaws of Catapult Nevada as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the bylaws of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

                                       III.

                           MANNER OF CONVERSION OF STOCK

     A. CATAPULT CALIFORNIA COMMON STOCK. Upon the Effective Date of the Merger, every two shares of Catapult California Common Stock issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be converted into and exchanged for three fully paid and nonassessable shares of Common Stock, $0.001 par value, of the Surviving Corporation.

     B. CATAPULT CALIFORNIA OPTIONS, STOCK PURCHASE RIGHTS AND CONVERTIBLE SECURITIES. Upon the Effective Date of the Merger, the Surviving Corporation shall assume and continue any stock option plans (including the 1989 Stock Option Plan and the UK Executive Share Option Scheme) and all other employee benefit plans of Catapult California. As of the date hereof there are options outstanding under the 1989 Stock Option Plan to purchase a total of 401,566 shares of Common Stock of Catapult California and options outstanding under the UK Executive Share Option Scheme to purchase a total of 103,000 shares of Common Stock of Catapult California. As of the date hereof, there are no other options, purchase rights for or securities convertible into Common Stock of Catapult California. Every two outstanding and unexercised options, other rights to purchase or securities convertible into Catapult California Common Stock shall become three options, rights to purchase or a securities convertible into the Surviving Corporation's Common Stock on the basis of three shares of the Surviving Corporation's Common Stock for every two shares of Catapult California Common Stock issuable pursuant to any such option, stock purchase right or convertible security, on the same terms and conditions and at an exercise price per share equal to the exercise price applicable to any such Catapult California option, stock purchase right or other convertible security at the Effective Date of the Merger divided by three and multiplied by two.

     A number of shares of the Surviving Corporation's Common Stock shall be reserved for issuance upon the exercise of options, stock purchase rights and convertible securities (including

Preferred Stock) equal to the number of shares of Catapult California Common Stock so reserved immediately prior to the Effective Date of the Merger multiplied by three and divided by two.

     C. CATAPULT NEVADA COMMON STOCK. Upon the Effective Date of the Merger, each share of Common Stock, $0.001 par value, of Catapult Nevada issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by Catapult Nevada, the holder of such shares or any other person, be canceled and returned to the status of authorized but unissued shares.

     D. EXCHANGE OF CERTIFICATES. After the Effective Date of the Merger, each holder of an outstanding certificate representing shares of Catapult California capital stock may, at such shareholder's option, surrender the same for cancellation to the transfer agent and registrar for the Common Stock of the Surviving Corporation, as exchange agent (the "Exchange Agent"), and each such holder shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of the appropriate class and series of the Surviving Corporation's capital stock into which the surrendered shares were converted as herein provided. Until so surrendered, each outstanding certificate theretofore representing shares of Catapult California capital stock shall be deemed for all purposes to represent the number of whole shares of the appropriate class and series of the surviving corporation's capital stock into which such shares of Catapult California capital stock were converted in the Merger.

     The registered owner on the books and records of the Surviving Corporation or the Exchange Agent of any such outstanding certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the surviving Corporation or the Exchange Agent, have and be entitled to exercise any voting and other rights with respect to and to receive dividends and other distributions upon the shares of capital stock of the Surviving Corporation represented by such outstanding certificate as provided above.

     Each certificate representing capital stock of the Surviving Corporation so issued in the Merger shall bear the same legends, if any, with respect to the restrictions on transferability as the certificates of Catapult California so converted and given in exchange therefor, unless otherwise determined by the Board of Directors of the Surviving Corporation in compliance with applicable laws.

     If any certificate for shares of Catapult Nevada stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, that such transfer otherwise be proper and that the person requesting such transfer pay to the Exchange Agent any transfer or other taxes payable by reason of the issuance of such new certificate in a name other than that of the registered holder of the certificate surrendered or establish to the satisfaction of Catapult Nevada that such tax has been paid or is not payable.


                                        IV.

                                      GENERAL

     A. COVENANTS OF CATAPULT NEVADA. Catapult Nevada covenants and agrees that it will, on or before the Effective Date of the Merger:

          1. Qualify to do business as a foreign corporation in the State of California and in connection therewith irrevocably consent to service of process directed to it upon its designated agent as required under the provisions of Section 2105 of the California General Corporation Law;

          2. File any and all documents with the California Franchise Tax Board necessary for the assumption by Catapult Nevada of all of the franchise tax liabilities of Catapult California; and

          3. Take such other actions as may be required by the California General Corporation Law.

     B. FURTHER ASSURANCES. From time to time, as and when required by Catapult Nevada or by its successors or assigns, there shall be executed and delivered on behalf of Catapult California such deeds and other instruments, and there shall be taken or caused to be taken by Catapult Nevada and Catapult California such further and other actions, as shall be appropriate or necessary in order to vest or perfect in or conform of record or otherwise by Catapult Nevada the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Catapult California and otherwise to carry out the purposes of this Agreement, and the officers and directors of Catapult Nevada are fully authorized in the name and on behalf of Catapult California or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

     C. ABANDONMENT. At any time before the Effective Date of the Merger, this Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either Catapult California or Catapult Nevada, or both, notwithstanding the approval of this Agreement by the shareholders of Catapult California or by the sole stockholder of Catapult Nevada, or by both.

     D. AMENDMENT. The Boards of Directors of the Constituent Corporations may amend this Agreement at any time prior to the filing of this Agreement with the Secretaries of State of the States of California and Nevada, provided that an amendment made subsequent to the adoption of this Agreement by the shareholders of either Constituent Corporation shall not: (1) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation, (2) alter or change any term of the articles of incorporation of the Surviving Corporation to be effected by the Merger, or (3) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class of shares or series thereof of such Constituent Corporation.

     E. REGISTERED OFFICE. The registered office of the Surviving Corporation in the State of Nevada is located at 1100 East William Street, Suite 207, Carson City, Nevada 89701, and GKL

Statutory Agent & Filing Services, Inc. is the registered agent of the Surviving Corporation at such address.

     F. FIRPTA NOTIFICATION. (a) On the Effective Date, Catapult California shall deliver to Catapult Nevada, as agent for the shareholders of Catapult California, a properly executed statement (the "Statement") substantially in the form attached hereto as EXHIBIT A. Catapult Nevada shall retain the Statement for a period of not less than seven years and shall, upon request, provide a copy thereof to any person that was a shareholder of Catapult California immediately prior to the Merger. In consequence of the approval of the Merger by the shareholders of Catapult California, as provided in Recital D hereof, (i) such shareholders shall be considered to have requested that the Statement be delivered to Catapult Nevada as their agent and (ii) Catapult Nevada shall be considered to have received a copy of the Statement at the request of the Catapult California shareholders for purposes of satisfying Catapult Nevada's obligations under Treasury Regulation Section 1.1445-2(c)(3).

          (b) Catapult California shall deliver to the Internal Revenue Service a notice regarding the Statement in accordance with the requirements of Treasury Regulation Section 1.897-2(h)(2).

     G. EXPENSES. Each party to the transactions contemplated by this Agreement (including, without limitation, Catapult California, Catapult Nevada and their respective shareholders) shall pay its own expenses, if any, incurred in connection with such transactions.

     H. AGREEMENT. Executed copies of this Agreement will be on file at the principal place of business of the Surviving Corporation at 160 South Whisman Road, Mountain View, California 94041, and copies thereof will be furnished to any shareholder of either Constituent Corporation, upon request and without cost.

     I. GOVERNING LAW. This Agreement shall in all respects be construed, interpreted and enforced in accordance with and governed by the laws of the State of Nevada and, so far as applicable, the merger provisions of the California General Corporation Law.

     J. COUNTERPARTS. In order to facilitate the filing and recording of this Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, this Agreement, having first been approved by resolutions of the Boards of Directors of Catapult Nevada and Catapult California, is hereby executed on behalf of each of such two corporations by their respective officers thereunto duly authorized.

                                         CATAPULT COMMUNICATIONS CORPORATION,
                                         a California corporation


                                         /s/ Richard A. Karp
                                         ------------------------------------
                                         Richard A. Karp, President


                                         /s/ Nancy Karp
                                         ------------------------------------
                                         Nancy Karp, Secretary


                                         CATAPULT COMMUNICATIONS CORPORATION,
                                         a Nevada corporation


                                         /s/ Richard A. Karp
                                         ------------------------------------
                                         Richard A. Karp, President


                                         /s/ Nancy Karp
                                         ------------------------------------
                                         Nancy Karp, Secretary

                                      EXHIBIT A

                         Catapult Communications Corporation
                                160 South Whisman Road
                           Mountain View, California 94041

                                   June 10, 1998


Assistant Commissioner (International)
Director, Office of Compliance
OP:I:C:E:666
950 L'Enfant Plaza South, S.W.
COMSAT Building
Washington, D.C. 20024

     Re:  Notice Required Under Treasury Regulation Section 1.897-2(h)(2)
          ---------------------------------------------------------------

Ladies and Gentlemen:

     At the request of Catapult Communications Corporation, a Nevada corporation ("Catapult Nevada"), in connection with the reincorporation merger of Catapult Communications Corporation, a California corporation ("Catapult California"), with and into Catapult Nevada in which Catapult Nevada shall continue as the surviving corporation, we provided the attached statement to Catapult Nevada on June 10, 1998.

     (i) This notice is provided pursuant to the requirements of Treasury Regulation Section 1.897-2(h)(2);

     (ii) The following information relates to the corporation providing the notice:

            Name                            Catapult Communications Corporation
            Address                         160 South Whisman Road
                                            Mountain View, CA 94041
            Taxpayer Identification Number  77-0086010

     (iii) The attached statement was not requested by a foreign interest holder. It was voluntarily provided by Catapult California in response to a request from Catapult Nevada in accordance with Treasury Regulation Section 1.1445-2(c)(3)(i). The following information relates to Catapult Nevada which requested the attached statement:

            Name                            Catapult Communications Corporation
            Address                         160 South Whisman Road
                                            Mountain View, CA 94041
            Taxpayer Identification Number  77-0086010

     (iv) The interest in question (capital stock and rights to acquire capital stock of Catapult California) is not a U.S. real property interest.

     Under penalties of perjury, the undersigned declares that the above notice (including the attachment hereto) is correct to my knowledge and belief.

                                        Sincerely,

                                        /s/ Richard A. Karp

                                        Richard A. Karp,
                                        President

Enclosure

                         Catapult Communications Corporation
                               160 South Whisman Road
                           Mountain View, California 94041

                                  June 10, 1998


Catapult Communications Corporation
160 South Whisman Road
Mountain View, California 94041

Ladies and Gentlemen:

     In connection with the reincorporation merger of Catapult Communications Corporation, a California corporation ("Catapult California"), with and into Catapult Communications Corporation, a Nevada corporation ("Catapult Nevada"), in which Catapult Nevada shall continue as the surviving corporation, we are providing this representation letter and the attached notice to you in order to establish that the shares and rights to acquire shares of Catapult California are not a U.S. real property interest and accordingly no withholding is required pursuant to Section 1445 of the Internal Revenue Code of 1986, as amended (the "Code"). We represent that, as of the date of this letter, no interest in Catapult California (other than interests solely as a creditor) constitutes a United States real property interest, as defined in Section 897 of the Code. This notice is provided to you in accordance with Treasury Regulation Section 1.897-2(h) in response to your request made pursuant to Treasury Regulation Section 1.1445-2(c)(3)(i).

     This letter constitutes authorization for Catapult Nevada, as agent for Catapult California, to deliver a copy of this letter, along with the appropriate notification, to the Internal Revenue Service on behalf of Catapult California.

     Under penalties of perjury, the undersigned declares that the above information is correct to the best of my knowledge and belief.


                                        Sincerely,


                                        /s/ Richard A. Karp


                                        Richard A. Karp,
                                        President